EXHIBIT 10.28


                                 PROMISSORY NOTE

$150,000                                                 New York, New York
                                                         January 14, 1998


         FOR VALUE RECEIVED, receipt of which is hereby acknowledged, REMINGTON PRODUCTS COMPANY, L.L.C., a Delaware limited liability company (the "Company"), hereby promises to pay to the order of Allen S. Lipson ("Executive'), the principal sum of $150,000 (the "Principal Amount"), in lawful money of the United States of America, together with interest on the unpaid Principal Amount of six and one half percent (6.5%) per annum, such interest to be paid on the date of issuance and on each and every March 31, June 30, September 30 and December 31 thereafter.

         1. The outstanding Principal Amount and any unpaid and accrued interest shall be paid in full by the Company without notice or demand on the first to occur of the following:

                  a. Within sixty days following the termination of Executive's employment with the Company or any of its subsidiaries; provided, that if Executive's employment is terminated for Cause, the Company shall have no further obligation to make any payment of the Principal Amount and this Promissory Note shall be deemed canceled.

                  b. Upon the Payment Date, as such term is defined in the Time Based Phantom Equity Agreement, Performance Based Phantom Equity Agreement and Super Performance Based Phantom Equity Agreement, each between the Company and Executive and each dated the same date as this Payment Note (the "Agreements"); provided, that if (i) the Payment Date occurs for any reason other than termination of Executive's employment with the Company or any of its subsidiaries and (ii) the aggregate amount of all Phantom Equity Payments (as defined in the Agreements) due Executive is less than the outstanding Principal Amount, the outstanding Principal Amount shall be automatically reduced so that it equals the aggregate amount of such Phantom Equity Payments and any remaining amounts that may have been due under this Note are forfeited.

         2. For purposes of this Promissory Note, "Cause" shall mean termination of the employment of Executive by the Company or any subsidiary thereof due to
(a) the commission by Executive of an act of fraud or embezzlement (including the unauthorized disclosure of confidential or proprietary information of the Company or any of its subsidiaries which results in material financial loss to the Company or any of its subsidiaries), (b) the commission by Executive of a felony, (c) the willful misconduct of Executive as an employee of the Company or any of its subsidiaries which is reasonably likely to result in material injury or financial loss to the Company or any of its subsidiaries or (d) the willful failure of Executive to render services to


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the  Company  or any  of its  subsidiaries  in  accordance  with  the  terms  of
Executive's   employment   which  failure  amounts  to  a  material  neglect  of
Executive's duties to the Company or any of its subsidiaries. In the event Executive terminates his employment and at such time Executive was under active investigation by the Company or any of its subsidiaries for possible termination for Cause and thereafter the Company makes a good faith determination that sufficient facts existed to support Executive's termination for Cause or, within 45 days following such resignation, the Company or any of its subsidiaries obtains information which, if known prior to Executive's resignation, would have permitted the Company to terminate Executive for Cause, the Executive shall be deemed terminated for Cause for all purposes of this Agreement notwithstanding the fact that Executive had resigned.

         3. All payments of the Principal Amount and interest thereon shall be made by the Company to an account designated by the holder of this Note.

         4. The Company may, at its option, prepay all or any part of the Principal Amount at any time before maturity, provided that such prepayment is first applied to all accrued and unpaid interest through the date of prepayment.

         5. The Company hereby waives presentment for payment, demand, notice of nonpayment, notice of protest and all other notices in connection the delivery, acceptance, performance, default, dishonor or enforcement of the payment of this Note.

         6. No delay or omission by Executive in the exercise of any rights or remedies shall operate as a waiver thereof and no single or partial exercise by Executive of any rights or remedies shall preclude other or further exercise thereof or of any other right or remedy.

         7. This instrument shall be construed according to and be governed by the laws of the State of New York without regard to laws as to the conflict of laws.

                                        REMINGTON PRODUCTS COMPANY,  L.L.C.

                                             /s/ Neil P. DeFeo
                                        By:--------------------
                                             President



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